Exhibit 99.1

           Barnes & Noble Reports Preliminary 2006 Results:
                  Issues First Quarter 2007 Guidance


    NEW YORK--(BUSINESS WIRE)--March 22, 2007--Barnes & Noble, Inc. (NYSE: BKS), the world's largest bookseller, today reported sales and preliminary financial results for the fourth quarter and the full year ended February 3, 2007, which consisted of fourteen weeks and fifty-three weeks, respectively.

    2006 RESULTS

    As previously reported, Barnes & Noble store sales were $1,549 million for the quarter and $4,534 million for the full year. Excluding the impact of the extra week in this year's fiscal calendar, Barnes & Noble store sales increased 2% for the quarter and the full year as compared to the same periods in fiscal 2005. Comparable store sales decreased 0.1% for the quarter and 0.3% for the year.

    B. Dalton store sales were $36 million for the quarter and $102 million for the full year. Excluding the impact of the extra week in this year's fiscal calendar, B. Dalton store sales decreased 30% for the quarter and 29% for the full year as compared to the same periods in fiscal 2005, primarily due to the closing of 20 stores since the fourth quarter of 2005. Comparable store sales decreased 7.5% for the quarter and 6.1% for the year.

    Barnes & Noble.com sales were $164 million for the quarter and $433 million for the full year. Excluding the impact of the extra week in this year's fiscal calendar, Barnes & Noble.com comparable sales increased 5.1% for the quarter and decreased 1.1% for the full year as compared to the same periods in fiscal 2005.

    Consolidated sales were $1,878 million for the quarter and $5,261 million for the full year.

    As previously announced, the company will close its Memphis, Tennessee, Internet distribution center in 2007, and as a result, the company incurred charges, net of tax benefits, of $2.2 million in 2006, or $0.03 per share, related to accelerated depreciation and severance associated with the close-down of the Memphis facility.

    Preliminary net earnings increased 3% to $127.0 million, or $1.84 per share for the fourth quarter, and increased 3% to $150.8 million, or $2.18 per share, for the full year, in line with guidance updated on March 5, 2007. The company has adopted Statement of Financial Accounting Standards No. 123(R) (As Amended), "Share-Based Payment" (SFAS 123(R)), and began expensing stock options at the beginning of fiscal year 2006. Fourth quarter and full-year results include stock compensation expenses of $0.03 per share and $0.14 per share, respectively.

    2007 GUIDANCE

    The company expects first quarter comparable store sales at Barnes & Noble stores to be flat to slightly positive, and as previously announced, full-year comparable store sales are also expected to be flat to slightly positive.

    Barnes & Noble, Inc.'s first quarter loss is expected to be in a range of $(0.08) to $(0.12) per share. The first quarter loss will include charges, net of tax benefits, of $3.7 million, or $0.06 per share, related to the previously mentioned closing of its Internet distribution center. The first quarter loss will also include charges related to legal expenses in the company's review of its stock option practices, net of tax benefits, of between $3.0 million and $4.5 million, or $0.05 to $0.07 per share. Excluding these charges, first quarter earnings (loss) per share are expected to be in a range of $(0.01) to $0.05 per share.

    As previously announced, Barnes & Noble, Inc.'s full-year earnings are expected to be in a range of $1.49 to $1.67 per share. The full-year earnings include expected charges, net of tax benefits, of $4.9 million, or $0.07 per share, related to the closing of its Internet distribution center. The full-year earnings also include expected charges related to legal expenses in the company's review of its stock option practices, net of tax benefits, of between $4 million and $6 million, or $0.06 to $0.09 per share. Excluding these charges, full-year earnings per share are expected to be in a range of $1.65 to $1.80 per share.

    The share count used in the computation of earnings per share is based on a basic weighted average share count of 65.1 million shares for the first quarter, and a fully diluted weighted average share count of 70.0 million shares for the full year.

    As of February 3, 2007, the company operated 695 Barnes & Noble stores and 98 B. Dalton stores. During the fourth quarter, nine Barnes & Noble stores were opened and six were closed. Eleven B. Dalton stores were closed during the quarter.

    REVIEW OF STOCK OPTION PRACTICES

    The special committee of Barnes & Noble's Board of Directors and its independent legal counsel have not yet finished their review of the company's stock option practices. Accordingly, the company has not yet determined the amount of any additional non-cash stock-based compensation expense related to stock option grants that may be recorded, and the preliminary results and guidance set forth herein do not include any such additional charges and are subject to adjustment based on the results of the internal review.

    A conference call with Barnes & Noble, Inc.'s senior management will be webcast beginning at 10:00 A.M. ET on Thursday, March 22, 2007, and is accessible at www.barnesandnobleinc.com/webcasts. The call will also be archived at www.earnings.com for one year.

    Barnes & Noble, Inc. will report first quarter earnings on or about May 24, 2007.

    ABOUT BARNES & NOBLE, INC.

    Barnes & Noble, Inc. (NYSE: BKS), the world's largest bookseller and a Fortune 500 company, operates 793 bookstores in 50 states. For the fifth year in a row, the company is the nation's top retail brand for quality, according to the EquiTrend(R) Brand Study by Harris Interactive(R). Barnes & Noble conducts its online business through Barnes & Noble.com (www.bn.com), one of the Web's largest e-commerce sites and the number one online bookseller for quality among e-commerce companies, according to the latest EquiTrend survey.

    General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate Web site:
http://www.barnesandnobleinc.com.

    SAFE HARBOR

    This press release contains "forward-looking statements." Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, the results of the internal review of the company's stock option practices and the related inquiries by the Securities and Exchange Commission and the U.S. Department of Justice and related stockholder derivative lawsuits, general economic and market conditions, decreased consumer demand for the company's products, possible disruptions in the company's computer or telephone systems, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company's online and other initiatives, the successful integration of acquired businesses, the successful integration of the company's new New Jersey distribution center, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, product shortages, and other factors which may be outside of the company's control. Please refer to the company's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.


                BARNES & NOBLE, INC. AND SUBSIDIARIES
                Consolidated Statements of Operations
                (In thousands, except per share data)



----------------------------------------------------------------------
                           14 weeks   13 weeks   53 weeks   52 weeks
                             ended       ended      ended      ended
                          --------------------------------- ----------
                          February 3,  January   February    January
                              2007     28, 2006    3, 2007   28, 2006
                          --------------------------------------------

Sales                     $1,878,402  1,753,249  5,261,254  5,103,004
Cost of sales and
 occupancy                 1,259,407  1,176,720  3,622,962  3,535,837
                          ----------- ---------- ---------- ----------
   Gross profit              618,995    576,529  1,638,292  1,567,167
                          ----------- ---------- ---------- ----------
Selling and
 administrative expenses     351,049    317,727  1,201,261  1,131,448
Depreciation and
 amortization                 46,872     42,556    170,338    172,957
Pre-opening expenses           2,411      1,668     12,897     10,938
                          ----------- ---------- ---------- ----------
   Operating profit          218,663    214,578    253,796    251,824
Interest (income)
 expense, net                  1,645        496      1,537     (1,415)
                          ----------- ---------- ---------- ----------
   Income before taxes
    and minority interest    220,308    215,074    255,333    250,409
Income taxes                  88,499     87,643    102,772    102,042
                          ----------- ---------- ---------- ----------
   Income before minority
    interest                 131,809    127,431    152,561    148,367
Minority interest             (4,831)    (4,450)    (1,788)    (1,686)
                          ----------- ---------- ---------- ----------
   Net income             $  126,978    122,981    150,773    146,681
                          =========== ========== ========== ==========

Income per common share:
   Basic                  $     1.95       1.88       2.31       2.17
   Diluted                $     1.84       1.76       2.18       2.03


Weighted average common
 shares outstanding
   Basic                      65,095     65,374     65,212     67,560
   Diluted                    69,131     69,855     69,226     72,150


Percentage of sales:
Sales                          100.0%     100.0%     100.0%     100.0%
Cost of sales and
 occupancy                      67.0%      67.1%      68.9%      69.3%
                          ----------- ---------- ---------- ----------
   Gross profit                 33.0%      32.9%      31.1%      30.7%
                          ----------- ---------- ---------- ----------
Selling and
 administrative expenses        18.7%      18.1%      22.8%      22.2%
Depreciation and
 amortization                    2.5%       2.4%       3.2%       3.4%
Pre-opening expenses             0.1%       0.1%       0.2%       0.2%
                          ----------- ---------- ---------- ----------
   Operating profit             11.6%      12.2%       4.8%       4.9%
Interest (income)
 expense, net                    0.1%       0.0%       0.0%       0.0%
                          ----------- ---------- ---------- ----------
   Income before taxes
    and minority interest       11.7%      12.3%       4.9%       4.9%
Income taxes                     4.7%       5.0%       2.0%       2.0%
                          ----------- ---------- ---------- ----------
   Income before minority
    interest                     7.0%       7.3%       2.9%       2.9%
Minority interest               -0.3%      -0.3%       0.0%       0.0%
                          ----------- ---------- ---------- ----------
   Net income                    6.8%       7.0%       2.9%       2.9%
                          =========== ========== ========== ==========


                BARNES & NOBLE, INC. AND SUBSIDIARIES
                     Consolidated Balance Sheets
                (In thousands, except per share data)

----------------------------------------------------------------------
                                             February 3,  January 28,
                                                 2007         2006
                                             ------------ ------------


      ASSETS
Current assets:
  Cash and cash equivalents                   $  348,767      372,586
  Receivables, net                               100,467       99,117
  Merchandise inventories                      1,354,580    1,313,997
  Prepaid expenses and other current assets      132,781       74,476
                                             ------------ ------------
    Total current assets                       1,936,595    1,860,176
                                             ------------ ------------

Property and equipment:
  Land and land improvements                       3,247        3,247
  Buildings and leasehold improvements           990,058      984,535
  Fixtures and equipment                       1,310,026    1,174,973
                                             ------------ ------------
                                               2,303,331    2,162,755
  Less accumulated depreciation and
   amortization                                1,497,275    1,356,379
                                             ------------ ------------
    Net property and equipment                   806,056      806,376
                                             ------------ ------------

Goodwill                                         259,683      263,731
Intangible assets, net                            91,176       93,834
Deferred taxes                                   140,318      114,046
Other noncurrent assets                           13,342       25,969
                                             ------------ ------------
  Total assets                                $3,247,170    3,164,132
                                             ============ ============

     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                            $  792,977      828,852
  Accrued liabilities                            728,393      683,816
                                             ------------ ------------
    Total current liabilities                  1,521,370    1,512,668
                                             ------------ ------------

Long-term debt                                         -            -
Deferred taxes                                   192,050      158,035
Other long-term liabilities                      364,002      367,531

Minority interest                                 10,660       10,057

Shareholders' equity:
  Common stock; $.001 par value; 300,000
   shares authorized; 84,608 and 83,370
   shares issued, respectively                        85           83
  Additional paid-in capital                   1,140,337    1,091,018
  Accumulated other comprehensive loss            (7,086)      (9,085)
  Retained earnings                              623,457      512,594
  Treasury stock, at cost, 19,520 and 16,690
   shares, respectively                         (597,705)    (478,769)
                                             ------------ ------------
    Total shareholders' equity                 1,159,088    1,115,841
                                             ------------ ------------
Commitments and contingencies                          -            -
                                             ------------ ------------
  Total liabilities and shareholders' equity  $3,247,170    3,164,132
                                             ============ ============

    CONTACT: Media:
             Barnes & Noble, Inc.
             Mary Ellen Keating, 212-633-3323
             Senior Vice President
             Corporate Communications
             or
             Investors:
             Barnes & Noble, Inc.
             Joseph J. Lombardi, 212-633-3215
             Chief Financial Officer